CERTAIN RIGHTS AND INTERESTS OF SECURED PARTY (AS DEFINED BELOW), TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, ARISING UNDER THIS AGREEMENT ARE SUBORDINATED TO CERTAIN RIGHTS AND INTERESTS OF THE EXISTING SECURED LENDERS (AS SUCH TERM IS USED AND DEFINED BELOW.

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made and effective this 4th day of November, 2011, by and among LIGHTYEAR NETWORK SOLUTIONS, INC., a Nevada corporation, LIGHTYEAR NETWORK SOLUTIONS, LLC, a Kentucky limited liability company, each having an address of 1901 Eastpoint Parkway, Louisville, Kentucky  40223 (collectively, “Grantors” and individually, a “Grantor”), and CHRIS T. SULLIVAN, an individual resident of Florida, having an address of 3717 W. North B Street, Tampa, Florida 33609, and his successors and assigns (“Secured Party”).

RECITALS:

A.       Grantors are the Co-Makers of a Term Note, dated November 4, 2011, in the principal amount of $6,250,000 payable to the order of Secured Party maturing on January 10, 2013 (the “Note”).

B.       Grantors have agreed to grant to Secured Party a security interest in certain assets of Grantors as security for repayment of the Note and any extensions, renewals, modifications and replacements of the foregoing, without limit as to number or frequency (hereinafter referred to as the “Indebtedness”).

C.       For purposes of this Agreement, the term “Collateral” means and includes the following: all personal property, goods, inventory, equipment, instruments, investment property, documents, documents of title, letter of credit rights, policies and certificates of insurance, general intangibles (including without limitation choses in action, tax refunds and insurance proceeds), chattel paper, accounts, deposits, money, cash, commercial tort claims or other property of Grantor now owned or hereafter acquired; including, but not limited to all trade names, trademarks, trade secrets, goodwill, patents, patent applications, copyrights, deposit accounts, licenses and franchises, and all cash and non-cash proceeds of all the foregoing, all products of the foregoing, and all substitutions.  Unless otherwise defined in this Agreement, terms that are defined in the Uniform Commercial Code, as in effect from time to time in the Commonwealth of Kentucky (the “U.C.C.”) are used herein as so defined.

D.       The Indebtedness may from time to time be further secured by certain other security instruments which may be executed in connection with, or as security for, the Indebtedness (together with this Agreement, collectively, the “Security Documents”).  In addition to the Indebtedness, this Agreement shall further secure (i) the performance of all of the covenants of Grantors and the payment of all sums payable by Grantors, under the terms of the Indebtedness, this Agreement and the other Security Documents; (ii) the repayment of all sums advanced by Secured Party to protect its interest in the Collateral or to perform any covenants of Grantor hereunder which Grantor shall have failed to perform and interest at the Default Rate (as defined in the Note) on such sums advanced by Secured Party; (iii) any and all now existing and future obligations of Grantors to Secured Party, however created, evidenced or acquired, whether direct or indirect, absolute or contingent, matured or unmatured, primary or secondary, or with joint, several, or joint and several liability (it being understood that Secured Party is not under any obligation to make any future advances); (iv) any and all modifications, extensions, renewals, substitutions and replacements of any Indebtedness or obligation hereinabove described; and (v) costs of collection of all such sums, including, but not limited to, attorney fees and court costs.  All of the foregoing are sometimes hereinafter called the “Liabilities”.

GRANT

NOW, THEREFORE, for and in consideration of Secured Party amending and restating the loan described in the Indebtedness to or for the benefit of Grantors and surrendering certain other rights pursuant to the Intercompany Obligations Settlement Agreement, and for the purpose of securing the Indebtedness and the Liabilities and the performance by Grantors of their obligations hereunder, and in consideration of the various agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Grantors, EACH GRANTOR HEREBY WARRANTS, CONVEYS, GRANTS, AND ASSIGNS TO SECURED PARTY AND ITS SUCCESSORS AND ASSIGNS FOREVER A CONTINUING SECURITY INTEREST IN AND TO ALL OF THE COLLATERAL.  Notwithstanding anything to the contrary contained in this Agreement, upon payment in full of the Indebtedness and performance of all obligations under the Note, this Agreement and the other Security Documents, the same shall terminate and be of no further force and effect and the Secured Party shall thereupon terminate its security interest in the Collateral.

COVENANTS AND AGREEMENTS OF GRANTORS

To further secure the payment of the Indebtedness and the performance and satisfaction of the Liabilities, each Grantor hereby represents, warrants, covenants, and agrees as follows:

1.        Title.  Grantor has or will acquire, and will maintain full and absolute title in Grantor to the Collateral, except for the lien created hereby, the lien created by that certain Security Agreement executed by Lightyear Network Solutions, LLC in favor of First Savings Bank, F.S.B. dated January 21, 2011, and  the lien created by that certain Security Agreement – Limited Liability Membership dated October 1, 2010 executed by Lightyear Network Solutions, Inc. in favor of Community Trust Bank, Inc., (“CTB”) whereby Grantor granted CTB a security interest in all of its membership interests in SE Acquisitions, LLC (collectively, the “Existing Secured Lenders”), and Grantor has good right to subject the Collateral to the security interest granted by this Security Agreement.  Except for Collateral in the possession of the Secured Party or in possession of a third party per agreement of Grantor and any Existing Secured Lender or Secured Party, Grantor has and will maintain full possession of the Collateral and will defend it against all adverse claims.

2.        Perfection and Priority.  Upon the execution and delivery of this Agreement by Grantor, and upon Secured Party’s filing of appropriate financing statements with the appropriate governmental agencies and payment of the appropriate recording fees, Secured Party will have a perfected security interest in and to the Collateral (excluding real property), which may be perfected by such filing, having the first priority in such Collateral after and subordinate only to the Existing Lenders.

3.        Protection and Use of Collateral.  Grantor shall not, without the prior written consent of Secured Party, sell, assign, transfer, or otherwise dispose of any of the Collateral or any of Grantor’s right, title or interest therein, and shall not otherwise do or permit anything to be done or occur that may impair the Collateral as security hereunder; provided that, Grantor may maintain, handle, and otherwise deal with the Collateral consistent with past practice and otherwise in the ordinary course of business.

4.        Financing Statements, Certificates, Etc.  Grantor will do such acts as Secured Party may deem necessary or appropriate to establish and maintain in Secured Party a valid perfected lien and security interest in the Collateral to secure full and prompt performance and payment of the obligations.  Grantor authorizes Secured Party, at the expense of Grantor, to sign and file, without Grantor’s signature, such financing and continuation statements, amendments, and supplements thereto, notices to third parties and other documents which Secured Party may from time to time deem necessary to perfect, preserve and protect its security interest in the Collateral, including, without limitation, such financing statements as may be necessary or appropriate, in the reasonable opinion of Secured Party, to perfect and protect Secured Party’s security interest in such of the Collateral as may be or be deemed to be or constitute fixtures under Kentucky law.  Grantor agrees to execute and deliver to Secured Party any such financing statements and documents (including, without limitation, intellectual property security agreements) and to furnish and endorse such other instruments, certificates, certificates of title with Secured Party’s security interest noted thereon or executed applications for said certificates as Secured Party may from time to time request in order to evidence, perfect, preserve and protect its security interest in the Collateral.  Grantor agrees to prepare and execute such notices to third parties regarding the security interest in the Collateral created by this Agreement as Secured Party deems advisable to perfect, preserve, and protect the security interest.  Grantor, at any time upon request by Secured Party, will deliver to Secured Party certified schedules, in such form as may be specified by Secured Party, identifying the Collateral, or such part thereof as may be specified by Secured Party, together with such supporting documents and information as Secured Party reasonably may request.

5.        Taxes and Assessments.  Grantor agrees to pay promptly when due all taxes, assessments, and governmental charges upon or against Grantor for the Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which Grantor has established adequate reserves.

6.        Other Obligations and Costs.  In the event Grantor fails to pay any taxes, assessments, charges, or other costs or expenses which Grantor is required to pay in order to comply with the terms hereof, Secured Party may, but shall have not duty to, make expenditures for any and all such purposes on Grantor’s behalf.  Secured Party may also, but shall have no duty to, perform on behalf of Grantor any agreement or obligation of Grantor hereunder which Grantor shall have failed to perform.  Grantor will forthwith reimburse Secured Party for all costs and expenses of Secured Party in connection with or relating to any such payment or performance, including reasonable attorney’s fees, which amounts shall constitute part of the Liabilities due to Secured Party from Grantors, shall be secured hereby and shall bear interest at the Default Rate.

7.        Events of Default/Acceleration.  Upon the occurrence of any of the following or any event of default specified in the Note (hereinafter referred to as “Events of Default”), Secured Party shall be entitled to exercise its remedies under this Agreement or as otherwise provided by law:  (1) Grantor fails to pay when due any amount payable under the notes comprising the Indebtedness, the Security Documents, or any agreement evidencing the Indebtedness; (2) Grantor (a) fails to observe or perform any other agreement evidencing or securing the Indebtedness, including, but not limited to the Note comprising the Indebtedness, the Security Documents or (b) make any materially incorrect or misleading representation in any financial statement or other information delivered to the Secured Party; (3) Grantor defaults under the terms of the Note comprising the Indebtedness, Security Documents, or any other note, loan agreement, mortgage, security agreement, or document executed as part of the Indebtedness transaction or any guaranty of the Indebtedness becomes unenforceable in whole or in part, or any guarantor fails to promptly perform under such a guaranty; (4) Grantor fails to pay when due any amount payable under any note or agreement evidencing debt to Secured Party or any Existing Secured Lender or defaults under the terms of any agreement or instrument relating to or securing any debt for borrowed money owing to Secured Party or any Existing Secured Lender; (5) Grantor becomes insolvent or unable to pay its debts as they become due; (6) Grantor (a) makes an assignment for the benefit of creditors, (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets, or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency, or similar laws of any jurisdiction; (7) a custodian, receiver, or trustee is appointed for Grantor or for a substantial part of his assets without the consent of the party against which the appointment is made and is not removed within sixty (60) days after such appointment; or Grantor consents to such appointment; (8) proceedings are commenced against Grantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for sixty (60) days after commencement; or Grantor consents to the commencement of such proceedings; (9) any judgment having a material affect on Grantor’s assets is entered against Grantor, or any attachment, levy, or garnishment is issued against any property of Grantor; (10) any proceedings are instituted for the foreclosure or collection of any mortgage, judgment, or lien affecting the Collateral; (11) Grantor sells, transfers, or hypothecates or attempts to sell, transfer, or hypothecate all or any part of the Collateral except as provided in this Security Agreement without the prior written consent of Secured Party; (12) Grantor, as applicable, without Secured Party’s written consent, (a) is dissolved or its existence is terminated, (b) merges or consolidates with any third party, (c) sells a material part of its assets or business outside the ordinary course of its business, or (d) agrees to do any of the foregoing; (13) there is a substantial change in the existing or prospective financial condition of Grantor which Secured Party in good faith determines to be materially adverse; or (14) if at any time or for any reason Secured Party reasonably and in good faith deems itself insecure.

8.        Remedies Upon Default.  Time is of the essence under this Security Agreement.  Upon the occurrence of any Event of Default and the expiration of any applicable grace period provided in the Note or notes comprising the Indebtedness and/or Security Documents and at any time thereafter, the Secured Party shall be entitled, without notice to Grantor, to declare all of the Indebtedness to be immediately due and payable, whereupon the same shall become immediately due and payable, without presentation, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived.  In addition, upon the occurrence of any Event of Default under this Security Agreement and the expiration of any applicable grace period provided in the Note or notes comprising the Indebtedness, and at any time thereafter, Secured Party shall have all the remedies of a secured party under the U.C.C and as otherwise provided by applicable law, including but not limited to the following:

(a)       Secured Party may take possession of the Collateral and may use it after having done so.  For purposes of taking possession, Secured Party may enter upon any premises on which the Collateral may be situated without legal process and remove the Collateral.  Grantor hereby releases Secured Party from any claims arising from such removal and shall hold Secured Party harmless from any liability resulting therefrom, except for liability arising or resulting from Secured Party’s gross negligence or willful intent.

(b)       Secured Party may notify any person indebted to Grantor to pay Secured Party directly any amounts due Grantor under an account receivable, general intangible, investment account, instrument or chattel paper, and Secured Party may enforce payment of the same through legal proceedings, or otherwise, in its own name or in the name of Grantor.

(c)       Secured Party may require Grantor to assemble the Collateral and make it available at a place to be designated by Secured Party.

(d)       Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give Grantor at least ten (10) days prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  Grantor stipulates and agrees that a disposition complying with this subparagraph shall be deemed a commercially reasonable disposition of the Collateral by Secured Party.  The expenses of retaking, holding, preparing for sale, selling, and the like, and reasonable attorney’s fees and expenses incurred by Secured Party, may be paid from the proceeds of the disposition.

(e)       Grantor agrees that Secured Party may obtain the appointment of a receiver respecting the Collateral upon such notice as may be required by applicable law and without notice if permitted by such law, and may obtain immediate possession thereof in replevin.

All remedies of Secured Party shall be cumulative to the full extent provided by law.  Pursuit by Secured Party of certain judicial or other remedies shall not abate nor bar resort to other remedies with respect to the Collateral, and pursuit of certain remedies with respect to all or some of the Collateral shall not bar other remedies with respect to the Indebtedness or the Liabilities or to other portions of the Collateral.  Secured Party may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Indebtedness or the Liabilities.

9.        Nonwaiver, Expenses, Proceeds of Collateral.  No waiver by Secured Party of any of its rights or of any Event of Default shall be effective unless in writing, and in no event shall it operate as a waiver of any other of its rights or any other Event of Default nor of the same rights or Event of Default on any future occasion.  Grantor shall pay to Secured Party on demand any and all expenses, including reasonable attorney’s fees, incurred or paid by Secured Party in perfecting, protecting, or enforcing its rights and interests with respect to the Collateral.  After deducting all of said expenses the residue of any proceeds of collection or sale of the Collateral shall be applied to the payment of the Indebtedness and the Liabilities and Grantors shall remain fully and jointly and severally liable for any deficiency.

10.        Subordination. Grantors and Secured Party acknowledge and agree for the benefit of Existing Secured Lenders that any and all obligations of Grantors to Secured Party under the Indebtedness and any rights or interests arising under the Note, this Agreement and the other Security Documents are subordinated in right of payment and in priority to the prior irrevocable payment in full in cash and performance of the indebtedness secured by the security agreements referred to in Section 1 hereof, to the extent outstanding as of the date hereof, and all interest and other charges thereon.  Without limiting the generality of the foregoing, Secured Party acknowledges and agrees that the security interest granted hereby in the membership interests owned by Lightyear Network Solutions, Inc. in SE Acquisitions, LLC (the “SE Membership Interests”) is subordinate to the first and prior security interest in and to the SE Membership Interests previously granted to CTB.  Secured Party agrees that CTB may rely on, and shall be a beneficiary of, this acknowledgement and agreement by Secured Party.

11.        Notices.  Any notice required to be given by any party to the other under the provisions of this Security Agreement or under applicable law shall be given to Grantors and shall be given to Secured Party, at the address set forth in the initial paragraph of this Agreement.

12.        Successors in Interest.  This Security Agreement shall be binding upon and inure to the benefit of Grantors and Secured Party and their respective successors, assigns, and legal representatives.

13.        Authority Relative to this Agreement.  Each party hereto represents and warrants (i) that each has the full legal power, capacity and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and (ii) that this Agreement has been duly and validly executed by the parties hereto and constitutes the valid and binding obligations of each party, enforceable against each in accordance with its terms.

14.        Governing Law.  This Agreement has been delivered and accepted at and will be deemed to have been made at Louisville, Kentucky and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of law principles.

15.        Jurisdiction.  The parties hereby irrevocably agree and submit to the exclusive jurisdiction of any state or federal court located within Jefferson County, Kentucky, and waive any objection based on forum non conveniens and any objection to venue of any such action or proceeding.

16.        Waiver of Jury Trial.  THE PARTIES HERETO EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR ANY ACTUAL OR PROPOSED TRANSACTION OR OTHER MATTER CONTEMPLATED IN OR RELATING TO ANY OF THE FOREGOING.

[SPACE INTENTIONALLY BLANK; SIGNATURES ON FOLLOWING PAGE]

In Witness Whereof, Grantors have executed and delivered this Security Agreement the day and date first written above.

GRANTORS:

Lightyear Network Solutions, Inc.

By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer

Lightyear Network Solutions, LLC

By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer

SECURED PARTY:

Chris T. Sullivan

By:	/s/ Chris T. Sullivan